Exhibit 10.30

                        SALES CONTRACT OF ANTHRACITE COAL


This contract is made and entered into by and between Shandong Bangsheng Chemical Co., Ltd (hereinafter referred to as Party A) and Jincheng City Yapeng Economy & Trade Co., Ltd (hereinafter referred to as Party B); whereas the needs of Party A's production and the result of the public bidding, Party A agrees to sign this Sales Contract of Anthracite Coal dated the sixth day of March, 2005. The specific terms and conditions are stipulated as follow:

I.   The Supply Quantity of Anthracite Coal

The yearly quantity of anthracite coal supplied by Party B to Party A shall be 3,500 tons whose supply shall be in a balanced manner and shall not be suspended and the contract period shall be a full year.

II.  The Quality Standards of the Supplied Coal

The anthracite coal supplied by Party B to Party A shall be up to the quality standards of Party A and detailed provisions on the quality standards will be attached.

III. The Price of the Anthracite Coal

For the moment, RMB 720 yuan per ton and the price shall fluctuate in line with market conditions.

IV.      Mode of Transportation

Party B shall be responsible for all transportation cost.

V.   Delivery and the Computing Mode of Losses

     (1) The weighing done by Party A shall be the final, and Party B shall ask for the payment upon the weighing slip.
     (2) Party A shall check the quality of the anthracite coal delivered by Party B in each truck.

VI.  Method of Payment

In principle, the mode of payment shall be cash on delivery. Party A shall pay off all payments within three months after the termination of the cooperation of the two parties.

VII. Breach Liability

This Contract shall become effective as of the date when it is signed. The two parties shall be abide by and perform it. If there are some general questions arise, the two parties shall settle them through negotiations. If the two parties fail to settle them through negotiations, they can be submitted to the People' Court of Tai'an City to decide.

VIII. This Contract is in duplicate, and each party has one copy.

PARTY A:                                          PARTY B:
Shandong Bangsheng Chemical Co.,                  Jincheng City Yapeng Economy &
Ltd                                               Trade Co., Ltd

 /s/ Wang Gongqin                                  /s/ Deng Mingju
--------------------------------                  ------------------------------
AUTHORIZED SIGNATURE                              AUTHORIZED SIGNATURE